Exhibit 99.1

WASTE CONNECTIONS REPORTS THIRD QUARTER 2023 RESULTS

-	Revenue of $2.065 billion, up 9.8% year over year
-	Net income(a) of $229.0 million, and adjusted EBITDA(b) of $671.2 million, up 14.1% year over year
-	Adjusted EBITDA(b) margin of 32.5% of revenue, up 120 basis points year over year and up 140 basis points sequentially from Q2
-	Net income of $0.89 per share, and adjusted net income(b) of $1.17 per share
-	Year to date net cash provided by operating activities of $1.571 billion and adjusted free cash flow(b) of $969.3 million
-	Acquisition activity expected to continue through year-end, with an estimated rollover contribution in 2024 of almost 2% from approximately $250 million in annualized revenues signed or closed to date in 2023

TORONTO, ONTARIO, October 25, 2023 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the third quarter of 2023.

“We are extremely pleased by the durability of our financial and operating results in the quarter, with momentum for continued outsized margin expansion.  Solid operational execution enabled us to deliver adjusted EBITDA(b) margin of 32.5% in the third quarter, as expected, up 140 basis points sequentially and up 120 basis points year over year, in spite of over $15 million in unforeseen headwinds.  During the quarter, we overcame elevated levels of risk-related expenses and other lagging effects of higher employee turnover in prior periods, as well as site-specific incremental operating expenses at one of our landfills in California,” said Ronald J. Mittelstaedt, President and Chief Executive Officer.  “The expected Q4 and ongoing expanding impacts from that evolving landfill situation are currently being evaluated, along with a recent shorter-term development at a landfill in Texas, and as such weren’t anticipated in the full year outlook we provided in August. We expect to get more clarity going forward but currently estimate the range of outcomes in Q4 to include impacts of up to $20 million to revenue, adjusted EBITDA and adjusted free cash flow.”

Mr Mittelstaedt continued, "We remain encouraged by the pace of improvement in employee retention, which, along with our differentiated strategy and execution, should provide for above average underlying margin expansion in solid waste collection, transfer and disposal in 2024.  On that basis, we should be positioned for high single-digit adjusted EBITDA(b) growth in 2024 on expected mid to high single-digit revenue growth, including approximately $150 million of revenue carryover from acquisitions signed or closed year to date, with upside potential from additional acquisition activity and any further improvement in commodity-related activity.”

Mr Mittelstaedt concluded, “As anticipated, the strength of our operating performance, free cash flow generation and balance sheet positioned us for another double-digit increase to our quarterly cash dividend, demonstrating once again the compatibility of funding our differentiated growth strategy and acquisition activity, along with an increasing return of capital to shareholders.”

Q3 2023 Results

Revenue in the third quarter totaled $2.065 billion, up from $1.880 billion in the year ago period. Operating income was $353.0 million, which included $59.2 million primarily in impairments and other operating items, including $31.3 million of expenses associated with adjustments to contingent liabilities from acquisitions closed in prior periods and $25.0 million related to a non-cash impairment to adjust the carrying value of certain assets.  This compares to operating income of $326.8 million in the third quarter of 2022, which included $25.1 million primarily in impairments and other operating items and transaction-related expenses. Net income in the third quarter was $229.0 million, or $0.89 per share on a diluted basis of 258.2 million shares. In the year ago period, the Company reported net income of $236.9 million, or $0.92 per share on a diluted basis of 257.9 million shares.

Adjusted net income(b) in the third quarter was $303.1 million, or $1.17 per diluted share, versus $284.9 million, or $1.10 per diluted share, in the prior year period.  Adjusted EBITDA(b) in the third quarter was $671.2 million, as compared to $588.1 million in the prior year period.  Adjusted net income, adjusted net income per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude impairments and acquisition-related items, as reflected in the detailed reconciliations in the attached tables.

Nine Months Year to Date Results

For the nine months ended September 30, 2023, revenue was $5.986 billion, up from $5.343 billion in the year ago period.  Operating income, which included $91.3 million primarily attributable to impairments and other operating items, executive separation costs, and transaction-related expenses, was $1.012 billion, as compared to operating income of $930.2 million in the prior year period, which included $38.5 million primarily attributable to impairments and other operating items and transaction-related expenses.

Net income for the nine months ended September 30, 2023 was $636.0 million, or $2.46 per share on a diluted basis of 258.1 million shares.  In the year ago period, the Company reported net income of $641.3 million, or $2.49 per share on a diluted basis of 258.1 million shares.

Adjusted net income(b) for the nine months ended September 30, 2023 was $795.8 million, or $3.08 per diluted share, compared to $755.5 million, or $2.93 per diluted share, in the year ago period. Adjusted EBITDA(b) for the nine months ended September 30, 2023 was $1.867  billion, as compared to $1.657 billion in the prior year period.

----------------------------------------------------------------------------------------------------------------------------------------------------

(a) All references to "Net income" refer to the financial statement line item "Net income attributable to Waste Connections"

(b) A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Q3 2023 Earnings Conference Call

Waste Connections will be hosting a conference call related to third quarter earnings on October 26th at 8:30 A.M. Eastern Time.  A live audio webcast of the conference call can be accessed by visiting investors.wasteconnections.com and selecting “News & Events” from the website menu. Alternatively, conference call participants can preregister by clicking here.  Registered participants will receive dial-in instructions and a personalized code for entry to the conference call.  A replay of the conference call will be available until November 2, 2023, by calling 877-344-7529 (within North America) or 412-317-0088 (international) and entering Passcode #5793196.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on October 26th, providing the Company's fourth quarter 2023 outlook for revenue, price plus volume growth for solid waste, and adjusted EBITDA(b).

About Waste Connections

Waste Connections (wasteconnections.com) is an integrated solid waste services company that provides non-hazardous waste collection, transfer and disposal services, including by rail, along with resource recovery primarily through recycling and renewable fuels generation.  The Company serves approximately nine million residential, commercial and industrial customers in mostly exclusive and secondary markets across 44 states in the U.S. and six provinces in Canada.  Waste Connections also provides non-hazardous oilfield waste treatment, recovery and disposal services in several basins across the U.S., as well as intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.  Waste Connections views its Environmental, Social and Governance (“ESG”) efforts as integral to its business, with initiatives consistent with its objective of long-term value creation and focused on reducing emissions, increasing resource recovery of both recyclable commodities and clean energy fuels, reducing reliance on off-site disposal for landfill leachate, further improving safety and enhancing employee engagement.  For more information and updates on our progress towards targeted achievement, visit wasteconnections.com/sustainability.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 ("PSLRA"), including "forward-looking information" within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections' current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words "may," "might," "believes," "thinks," "expects," "estimate," "continue," "intends" or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2023 and 2024 financial results, outlook and related assumptions, and potential acquisition activity. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company's filings with the SEC and the securities commissions or similar regulatory authorities in Canada.  You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release.  Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253 Joe Box / (832) 442-2153

maryannew@wasteconnections.com joe.box@wasteconnections.com

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND NINE months ended SEPTEMBER 30, 2022 and 2023

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

		Three months ended September 30,						Nine months ended September 30,
		2022			2023			2022			2023

Revenues			$1,879,868			$2,064,744			$5,342,558			$5,986,342
Operating expenses:
Cost of operations			1,120,629			1,204,603			3,198,039			3,548,893
Selling, general and administrative			186,887			196,316			518,705			606,367
Depreciation			193,287			214,966			562,174			632,347
Amortization of intangibles			38,859			39,405			113,956			117,740
Impairments and other operating items			13,438			56,477			19,467			69,201
Operating income			326,768			352,977			930,217			1,011,794

Interest expense			(51,161)			(69,016)			(137,565)			(204,914)
Interest income			1,784			2,833			2,574			6,886
Other income, net			8,487			5,372			2,373			8,346
Income before income tax provision			285,878			292,166			797,599			822,112

Income tax provision			(48,753)			(62,975)			(155,899)			(185,915)
Net income			237,125			229,191			641,700			636,197
Less: Net income attributable to noncontrolling interests			(213)			(165)			(390)			(150)
Net income attributable to Waste Connections			$236,912			$229,026			$641,310			$636,047

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic			$0.92			$0.89			$2.49			$2.47

Diluted			$0.92			$0.89			$2.49			$2.46

Shares used in the per share calculations:
Basic			257,197,010			257,633,703			257,438,756			257,535,408
Diluted			257,891,635			258,229,404			258,060,751			258,110,484

Cash dividends per common share			$0.23			$0.255			$0.690			$0.765

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2022	September 30, 2023
ASSETS
Current assets:
Cash and equivalents	$78,637	$96,187
Accounts receivable, net of allowance for credit losses of $22,939 and $23,970 at December 31, 2022 and September 30, 2023, respectively	833,862	868,093
Prepaid expenses and other current assets	205,146	187,442
Total current assets	1,117,645	1,151,722
Restricted cash	102,727	102,844
Restricted investments	68,099	75,990
Property and equipment, net	6,950,915	7,096,769
Operating lease right-of-use assets	192,506	263,491
Goodwill	6,902,297	7,313,084
Intangible assets, net	1,673,917	1,618,692
Other assets, net	126,497	108,648
Total assets	$17,134,603	$17,731,240
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$638,728	$604,542
Book overdraft	15,645	15,782
Deferred revenue	325,002	342,726
Accrued liabilities	431,247	446,436
Current portion of operating lease liabilities	35,170	32,677
Current portion of contingent consideration	60,092	100,813
Current portion of long-term debt and notes payable	6,759	32,760
Total current liabilities	1,512,643	1,575,736

Long-term portion of debt and notes payable	6,890,149	6,803,439
Long-term portion of operating lease liabilities	165,462	239,768
Long-term portion of contingent consideration	21,323	21,195
Deferred income taxes	1,013,742	1,048,283
Other long-term liabilities	417,640	451,524
Total liabilities	10,020,959	10,139,945
Commitments and contingencies
Equity:
Common shares: 257,211,175 shares issued and 257,145,716 shares outstanding at December 31, 2022; 257,640,960 shares issued and 257,581,304 shares outstanding at September 30, 2023	3,271,958	3,276,631
Additional paid-in capital	244,076	270,104
Accumulated other comprehensive loss	(56,830)	(49,262)
Treasury shares: 65,459 and 59,656 shares at December 31, 2022 and September 30, 2023, respectively	-	-
Retained earnings	3,649,494	4,088,726
Total Waste Connections’ equity	7,108,698	7,586,199
Noncontrolling interest in subsidiaries	4,946	5,096
Total equity	7,113,644	7,591,295
Total liabilities and equity	$17,134,603	$17,731,240

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

NINE months ended SEPTEMBER 30, 2022 and 2023

(Unaudited)

(in thousands of U.S. dollars)

	Nine months ended September 30,
	2022	2023
Cash flows from operating activities:
Net income	$641,700	$636,197
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	11,503	37,470
Depreciation	562,174	632,347
Amortization of intangibles	113,956	117,740
Deferred income taxes, net of acquisitions	91,098	29,060
Current period provision for expected credit losses	11,097	13,363
Amortization of debt issuance costs	3,879	4,862
Share-based compensation	48,395	56,110
Interest accretion	13,218	14,827
Payment of contingent consideration recorded in earnings	(2,982)	-
Adjustments to contingent consideration	(1,030)	30,367
Other	(8,412)	(3,535)
Net change in operating assets and liabilities, net of acquisitions	15,541	2,068
Net cash provided by operating activities	1,500,137	1,570,876

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(1,272,910)	(573,185)
Capital expenditures for property and equipment	(618,313)	(615,554)
Proceeds from disposal of assets	23,341	8,678
Other	9,296	(5,552)
Net cash used in investing activities	(1,858,586)	(1,185,613)

Cash flows from financing activities:
Proceeds from long-term debt	3,148,624	1,242,554
Principal payments on notes payable and long-term debt	(2,052,412)	(1,383,415)
Payment of contingent consideration recorded at acquisition date	(12,114)	(4,255)
Change in book overdraft	(5,983)	137
Payments for repurchase of common shares	(424,999)	-
Payments for cash dividends	(177,710)	(196,815)
Tax withholdings related to net share settlements of equity-based compensation	(17,466)	(29,415)
Debt issuance costs	(11,454)	-
Proceeds from issuance of shares under employee share purchase plan	3,271	3,908
Proceeds from sale of common shares held in trust	660	765
Net cash provided by (used in) financing activities	450,417	(366,536)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,210)	(1,060)

Net increase in cash, cash equivalents and restricted cash	88,758	17,667
Cash, cash equivalents and restricted cash at beginning of period	219,615	181,364
Cash, cash equivalents and restricted cash at end of period	$308,373	$199,031

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth:  The following table reflects a breakdown of the components of our solid waste internal growth for the three and nine month periods ended September 30, 2023:

	Three months ended September 30, 2023	Nine months ended September 30, 2023
Core Price	8.8%	9.9%
Surcharges	(1.1%)	(0.4%)
Volume	(2.4%)	(1.9%)
Recycling	(0.5%)	(1.3%)
Foreign Exchange Impact	(0.4%)	(0.6%)
Total	4.4%	5.7%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended September 30, 2022 and 2023:

	Three months ended September 30, 2022
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,368,491	$(4,296)	$1,364,195	72.6%
Solid Waste Disposal and Transfer	616,900	(245,687)	371,213	19.8%
Solid Waste Recycling	48,246	(2,332)	45,914	2.4%
E&P Waste Treatment, Recovery and Disposal	56,995	(3,978)	53,017	2.8%
Intermodal and Other	47,604	(2,075)	45,529	2.4%
Total	$2,138,236	$(258,368)	$1,879,868	100.0%

	Three months ended September 30, 2023
	Revenue	Inter-company Elimination	Reported Revenue	%
Solid Waste Collection	$1,512,745	$(4,742)	$1,508,003	73.0%
Solid Waste Disposal and Transfer	703,544	(285,292)	418,252	20.3%
Solid Waste Recycling	36,103	(988)	35,115	1.7%
E&P Waste Treatment, Recovery and Disposal	62,066	(3,561)	58,505	2.8%
Intermodal and Other	44,984	(115)	44,869	2.2%
Total	$2,359,442	$(294,698)	$2,064,744	100.0%

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three and nine month periods ended September 30, 2022 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2022	2023	2022	2023
Acquisitions, net	$150,644	$102,908	$402,007	$356,301

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and nine month periods ended September 30, 2022 and 2023:

	Three months ended September 30,		Nine months ended September 30,
	2022	2023	2022	2023
Cash Interest Paid	$42,528	$73,563	$118,541	$191,055
Cash Taxes Paid	15,787	74,510	53,599	125,550

Debt to Book Capitalization as of September 30, 2023: 47%

Internalization for the three months ended September 30, 2023: 56%

Days Sales Outstanding for the three months ended September 30, 2023: 39 (23 net of deferred revenue)

Share Information for the three months ended September 30, 2023:

Basic shares outstanding	257,633,703
Dilutive effect of equity-based awards	595,701
Diluted shares outstanding	258,229,404

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income.  Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three months ended September 30,		Nine months ended September 30,
	2022	2023	2022	2023
Net income attributable to Waste Connections	$236,912	$229,026	$641,310	$636,047
Plus: Net income attributable to noncontrolling interests	213	165	390	150
Plus: Income tax provision	48,753	62,975	155,899	185,915
Plus: Interest expense	51,161	69,016	137,565	204,914
Less: Interest income	(1,784)	(2,833)	(2,574)	(6,886)
Plus: Depreciation and amortization	232,146	254,371	676,130	750,087
Plus: Closure and post-closure accretion	4,061	4,609	12,148	13,696
Plus: Impairments and other operating items	13,438	56,477	19,467	69,201
Less: Other income, net	(8,487)	(5,372)	(2,373)	(8,346)
Adjustments:
Plus: Transaction-related expenses(a)	10,461	3,108	18,694	7,014
Plus/(Less): Fair value changes to equity awards(b)	1,196	(379)	349	65
Plus: Executive separation costs(c)	-	-	-	15,063
Adjusted EBITDA	$588,070	$671,163	$1,657,005	$1,866,920

As % of revenues	31.3%	32.5%	31.0%	31.2%

____________________________

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects fair value accounting changes associated with certain equity awards.
(c)	Reflects the cash and non-cash components of severance expense associated with an executive departure.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a liquidity measure in the solid waste industry.  Waste Connections calculates adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and periodic distributions to noncontrolling interests.  Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to evaluate the liquidity of its business operations.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended September 30,		Nine months ended September 30,
	2022	2023	2022	2023
Net cash provided by operating activities	$526,459	$554,164	$1,500,137	$1,570,876
Plus/(Less): Change in book overdraft	(5,929)	371	(5,983)	137
Plus: Proceeds from disposal of assets	6,447	4,859	23,341	8,678
Less: Capital expenditures for property and equipment	(246,885)	(221,411)	(618,313)	(615,554)
Adjustments:
Payment of contingent consideration recorded in earnings(a)	2,982	-	2,982	-
Cash received for divestitures(b)	-	-	(5,671)	-
Transaction-related expenses(c)	10,461	1,572	37,558	3,836
Executive separation costs(d)	-	-	-	1,686
Pre-existing Progressive Waste share-based grants(e)	274	-	286	841
Tax effect(f)	(3,212)	(231)	(5,377)	(1,221)
Adjusted free cash flow	$290,597	$339,324	$928,960	$969,279

As % of revenues	15.5%	16.4%	17.4%	16.2%

___________________________

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain operations.
(c)	Reflects the addback of acquisition-related transaction costs and the settlement of an acquired tax liability.
(d)	Reflects the cash component of severance expense associated with an executive departure.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards during the period.
(f)	The aggregate tax effect of footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as valuation measures in the solid waste industry.  Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations.  Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations.  Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate these non-GAAP financial measures differently.

	Three months ended September 30,		Nine months ended September 30,
	2022	2023	2022	2023
Reported net income attributable to Waste Connections	$236,912	$229,026	$641,310	$636,047
Adjustments:
Amortization of intangibles(a)	38,859	39,405	113,956	117,740
Impairments and other operating items(b)	13,438	56,477	19,467	69,201
Transaction-related expenses(c)	10,461	3,108	18,694	7,014
Fair value changes to equity awards(d)	1,196	(379)	349	65
Executive separation costs(e)	-	-	-	15,063
Tax effect(f)	(15,944)	(24,586)	(38,260)	(49,356)
Adjusted net income attributable to Waste Connections	$284,922	$303,051	$755,516	$795,774
Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.92	$0.89	$2.49	$2.46
Adjusted net income	$1.10	$1.17	$2.93	$3.08

____________________________

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects fair value accounting changes associated with certain equity awards.
(e)	Reflects the cash and non-cash components of severance expense associated with an executive departure.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.